Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1, of our report dated February 14, 2020, relating to the balance sheet of LifeSci Acquisition Corp. as of June 30, 2019, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 19, 2018 (inception) through June 30, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 3, 2020